SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): JANUARY 18, 1999


                      AG ASSOCIATES, INC.
       (Exact Name of Registrant as Specified in Charter)


       CALIFORNIA                     000-25862              94-2776181
(State or Other Jurisdiction  (Commission File Number)      (IRS Employer
   of Incorporation)                                     Identification No.)




4425 FORTRAN DRIVE, SAN JOSE, CALIFORNIA               95134-2300
(Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code: 408-935-2000



                              N/A
  (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On January 18, 1999, AG Associates, Inc., a California corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with STEAG Electronic Systems GmbH, a German business entity ("Parent") and MIG Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), which provides for the acquisition of the Company by Parent through Purchaser. On January 19, 1999, the Company and Parent issued a joint press release to announce that they had entered into the Merger Agreement. Each of the Merger Agreement and the joint press release are filed as Exhibits to this Form 8-K.

     On January 22, 1999, pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to purchase all of the outstanding shares of the Company's common stock, at $5.50 per share, in cash without interest (the "Offer"). Following the successful completion of the Offer, upon approval by a shareholder vote, if required, Purchaser will be merged with and into the Company (the "Merger") and the Company will become a wholly owned subsidiary of Parent.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS.

     (C)  EXHIBITS

          2.1 Agreement and Plan of Merger, dated as of January 18, 1999, by and among the Company, Parent and Purchaser (incorporated by reference from the Tender Offer Statement on Schedule 14D-1 as filed by Parent and Purchaser on January 22, 1999)

          99.1 Joint Press Release issued by the Company and
               Parent on January 19, 1999 (incorporated by reference from the Tender Offer Statement on
               Schedule 14D-1 as filed by Parent and Purchaser on January 22, 1999)

                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AG Associates, Inc.



Dated:  January 25, 1999      By: /s/ Kirk W. Johnson
                                 Kirk W. Johnson
                                 Vice President, Finance and Chief
                                    Financial Officer

                          EXHIBIT INDEX


Exhibit   Description

2.1 Agreement and Plan of Merger, dated as of January 18, 1999, by and among the Company, Parent and Purchaser (incorporated by reference from the Tender Offer Statement on Schedule 14D-1 as filed by Parent and Purchaser on January 22, 1999)

99.1      Joint Press Release issued by the Company and Parent on
          January 19, 1999 (incorporated by reference from the Tender Offer Statement on Schedule 14D-1 as filed by
          Parent and Purchaser on January 22, 1999)